         EX-99.B(h)invssaexb

AMENDMENT TO EXHIBIT B

TO ADMINISTRATIVE AND SHAREHOLDER SERVICING AGREEMENT

WADDELL & REED INVESTED PORTFOLIOS, INC.

COMPENSATION

Growth Portfolio
Balanced Portfolio
Conservative Portfolio

Effective January 1, 2006, Waddell & Reed Services Company will not receive, and Waddell & Reed InvestEd Portfolios, Inc. will not pay, any compensation for services rendered under this Administrative and Shareholder Servicing Agreement, including any "out-of-pocket" expenses incurred by Waddell & Reed Services Company in the performance of its duties under this Administrative and Shareholder Servicing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing amendment to be executed by their duly authorized officers and their corporate seal to be hereunto affixed.

WADDELL & REED INVESTED PORTFOLIOS, INC.
(Seal)

	By:	/s/Kristen A. Richards
Kristen A. Richards, Vice President and Secretary

ATTEST:

By:	/s/Megan E. Bray
Megan E. Bray, Assistant Secretary

WADDELL & REED SERVICES COMPANY
(Seal)

	By:	/s/Michael D. Strohm
Michael D. Strohm, President

ATTEST:

By:	/s/Wendy J. Hills
Wendy J. Hills, Secretary